UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2006
MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50440 (Commission File Number)	52-2243564 (IRS Employer Identification No.)

2110 Rutherford Road, Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 494-4200
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 21, 2006, Micromet, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with funds managed by NGN Capital LLC (“NGN Capital”), pursuant to which the Company agreed to sell an aggregate of 2,222,222 shares of its common stock (the “Shares”), at a price of $3.60 per share, and to issue, for no additional consideration, warrants (the “Warrants”) to purchase up to an aggregate of 555,556 shares of common stock (the “Warrant Shares”). The Warrants expire six years after issuance, and are exercisable at a price of $5.00 per share. The transaction closed on July 24, 2006 and the Company received gross proceeds of $8.0 million, before offering expenses.
     The Shares and Warrants were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been and are not being registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
     Under the Purchase Agreement, the Company has agreed to register for resale under the Securities Act both the Shares and the Warrant Shares. Under the terms of the Purchase Agreement, the Company is required to file a registration statement with the Securities & Exchange Commission (the “SEC”) within 45 days of July 24, 2006. The Company also agreed to other customary obligations regarding registration, including matters relating to indemnification, maintenance of the registration statement and payment of expenses. The Company may be liable for liquidated damages to holders of the Shares and Warrant Shares (a) if the registration statement is not filed on or prior to September 7, 2006; or (b) if the registration statement is not declared effective by October 7, 2006 (if it does not become subject to review by the SEC), or December 6, 2006 (if it becomes subject to review by the SEC). The amount of the liquidated damages is, in aggregate, one percent (1%) per month, subject to an aggregate cap of ten percent (10%) of the aggregate purchase price of the securities.
     The above description, which summarizes the material terms of the Purchase Agreement and the Warrants, is not complete. The full text of the Purchase Agreement is attached hereto as Exhibit 10.1 and the form of Warrant is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 is hereby incorporated into Item 3.02 by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     At the request of NGN Capital, Dr. Peter Johann, a Managing General Partner of NGN Capital, was appointed to the Company’s Board of Directors on July 24, 2006, simultaneous with the closing of the transaction described in Item 1.01. Dr. Johann fills a vacancy on the Board of Directors that was created by the expansion of the size of the Board of Directors to nine directors.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On July 20, 2006, the Board of Directors adopted the Second Amendment to the Company’s Second Amended and Restated Bylaws (the “Bylaw Amendment”). The effect of the Bylaw Amendment was to amend the provision of the Company’s bylaws relating to the size of the Board of Directors to allow the Board of Directors the flexibility to change the size of the Board of Directors by resolution. The Bylaw Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.
Item 8.01. Other Events.
     On July 21, 2006, the Company and MedImmune, Inc. jointly issued a press release entitled “MedImmune and Micromet Report on Novel Anti-cancer BiTE®.” This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On July 24, 2006, the Company issued a press release entitled “Micromet Announces Definitive Agreement for $8.0 Million Private Placement.” This press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
3.1	Second Amendment to Second Amended and Restated Bylaws.

10.1	Securities Purchase Agreement dated July 21, 2006 among the Company and the Investors listed therein.

10.2	Form of Warrant.

99.1	Press Release dated July 21, 2006.

99.2	Press Release dated July 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: July 26, 2006
	By: Name:	/s/ Christian Itin Christian Itin
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amendment to Second Amended and Restated Bylaws.

10.1	Securities Purchase Agreement dated July 21, 2006 among the Company and the Investors listed therein.

10.2	Form of Warrant.

99.1	Press Release dated July 21, 2006.

99.2	Press Release dated July 24, 2006.